EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Peter J. Meier, CFO
Phone: (610) 359-6903
Fax: (610) 359-6908

ALLIANCE BANCORP, INC. OF PENNSYLVANIA REPORTS THIRD
QUARTER RESULTS AND REGULAR QUARTERLY CASH DIVIDEND

Broomall, Pennsylvania.  October 23, 2013 – Alliance Bancorp, Inc. of Pennsylvania (the “Company”) (NASDAQ Global Market:  ALLB) announced today its results for the quarter and nine months ended September 30, 2013.  The Company also announced that its Board of Directors declared a regular quarterly cash dividend on the common stock of the Company of $.05 per share, payable on November 22, 2013 to shareholders of record at the close of business on November 8, 2013.

The Company reported net income of $533,000 or $.11 per share for the quarter ended September 30, 2013 as compared to net income of $640,000 or $.12 per share for the quarter ended September 30, 2012.  Net interest income decreased $52,000 or 1.4% to $3.6 million and other income decreased $136,000 or 43.2% to $179,000 for the quarter ended September 30, 2013 as compared to the same period in 2012.  Other expenses decreased $4,000 or 0.1% to $2.9 million and the provision for loan losses decreased $75,000 or 33.3% to $150,000 for the quarter ended September 30, 2013 as compared to the same period in 2012.  Income tax expense amounted to $160,000 for the quarter ended September 30, 2013 as compared to $162,000 for the same period in 2012.

The $52,000 decrease in net interest income was primarily due to a $221,000 or 5.0% decrease in total interest and dividend income, which was partially offset by a decrease of $169,000 or 21.8% in interest expense on customer deposits and other borrowings.  The decrease in other income was primarily due to the prior-year net gain on sale of certain real estate owned properties, which amounted to $125,000.  The decrease in other expenses primarily resulted from decreases in advertising and marketing costs and FDIC deposit insurance premiums, which were mostly offset by salaries and employee benefits expense and professional fees.  The decrease in the provision for loan losses in the third quarter of 2013 compared to the third quarter of 2012 was primarily due to a lower amount that was required to maintain an adequate allowance for loan losses at September 30, 2013.  The decrease in income tax expense was due to a lower level of taxable income in the 2013 period.

For the nine months ended September 30, 2013, net income amounted to $1.4 million or $.28 per share as compared to net income of $2.1 million or $.40 per share for the nine months ended September 30, 2012.  The 2012 net income included a one-time gain on sale of property held for future development totaling $806,000 ($532,000 net of taxes).  Without the one-time gain, net income for the comparable nine month period in 2012 would have been $1.6 million or $.30 per share.  Net interest income decreased $174,000 or 1.6% to $10.5 million and other income decreased $1.2 million to $556,000 for the nine months ended September 30, 2013 as compared to the same period in 2012.  Other expenses increased $179,000 or 2.0% to $8.9 million and the provision for loan losses decreased $525,000 to $450,000 for the nine months ended September 30, 2013 as compared to $975,000 for the same period in 2012.  Lastly, income tax expense amounted to $326,000 for the nine months ended September 30, 2013 as compared to $618,000 for the same period in 2012.

The $174,000 decrease in net interest income was primarily due to a $772,000 or 5.8% decrease in total interest and dividend income, which was partially offset by a decrease of $598,000 or 24.0% in interest expense on customer deposits and other borrowings.  The decrease in other income was primarily due to the prior-year gain on sale of property held for future development which amounted to $806,000.  The increase in other expenses primarily resulted from increases in salaries and employee benefits expense, professional fees and provision for real estate owned, which were partially offset by decreases in advertising and marketing costs, FDIC deposit insurance premiums, and loan and other real estate owned expenses.  The decrease in the provision for loan losses during the first nine months of 2013 compared to the first nine months of 2012 was primarily due to providing additional specific reserves of $413,000 for two former participation loans in the 2012 period.  The decrease in income tax expense was due to a lower level of taxable income in the 2013 period.

The Company’s total assets decreased $24.9 million or 5.4% to $436.0 million at September 30, 2013 as compared to $460.9 million at December 31, 2012.  Cash and cash equivalents decreased $49.3 million or 43.9% to $63.0 million, while net loans receivable increased $8.0 million or 2.9% to $286.9 million.  Investment and mortgage-backed securities increased $16.7 million or 39.8% to $58.5 million at September 30, 2013.  Customer deposits decreased $21.9 million or 5.9% to $349.1 million while other borrowings increased $275,000 or 8.4% to $3.5 million at September 30, 2013.  Total stockholders’ equity amounted to $76.6 million or 17.6% of total assets as of September 30, 2013 compared to $80.0 million or 17.4% of total assets at December 31, 2012.  The $3.4 million decrease in total stockholders’ equity was primarily due to $4.1 million in share repurchases and $764,000 in dividends paid which were partially offset by $1.4 million in net income for the nine months ended September 30, 2013.

Nonperforming assets decreased $1.6 million to $6.0 million or 1.39% of total assets at September 30, 2013 as compared to $7.7 million or 1.67% of total assets at December 31, 2012.  The nonperforming assets at September 30, 2013 included $3.0 million in nonperforming loans and $3.0 million in other real estate owned.  The decrease in nonperforming assets was primarily due to a $2.6 million decrease in nonperforming loans, which was partially offset by a $931,000 increase in other real estate owned as of September 30, 2013.  As of September 30, 2013, nonperforming loans included $2.1 million in single-family residential real estate loans, $505,000 in commercial real estate loans and $368,000 in student loans, which are fully guaranteed by the U.S. Government.

Alliance Bancorp, Inc. of Pennsylvania is the holding company for Alliance Bank, a Pennsylvania chartered, FDIC-insured savings bank headquartered in Broomall, Pennsylvania.  Alliance Bank operates eight full-service branch offices located in Delaware and Chester Counties, Pennsylvania.

This news release contains forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend’” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations.  Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

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ALLIANCE BANCORP, INC. OF PENNSYLVANIA

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income	$4,183	$4,404	$12,429	$13,201
Interest expense	605	774	1,894	2,492
Net interest income	3,578	3,630	10,535	10,709
Provision for loan losses	150	225	450	975
Other income	179	315	556	1,740
Other expenses	2,914	2,918	8,928	8,749
Income before income tax expense	693	802	1,713	2,725
Income tax expense	160	162	326	618
Net income	$533	$640	$1,387	$2,107

Basic earnings per share	$0.11	$0.12	$0.28	$0.40

Diluted earnings per share	$0.11	$0.12	$0.28	$0.40

UNAUDITED SELECTED CONSOLIDATED FINANCIAL DATA
(In thousands, except per share data)

			September 30,	December 31,
			2013	2012
Total assets			$436,043	$460,915
Cash and cash equivalents			63,002	112,305
Investment and mortgage-backed securities			58,517	41,849
Loans receivable - net			286,879	278,876
Deposits			349,115	371,037
Other borrowings			3,536	3,261
Total stockholders' equity			76,635	80,002

Number of shares outstanding			4,917	5,202

Book value per share			$15.59	$15.38

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